Exhibit 24
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rohit Gupta, Dean Mitchell and Evan Stolove, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or on such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable and any amendments thereto, in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report and any such amendments shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

[Signature Page to Follow]

Exhibit 24

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand on the date indicated below.

/s/ DOMINIC ADDESSO	February 16, 2024
Dominic Addesso Non-Executive Chairman of the Board

/s/ MICHAEL A. BLESS	February 16, 2024
Micheal A. Bless Director

/s/ JOHN D. FISK	February 16, 2024
John D. Fisk Director

/s/ SHEILA HOODA	February 16, 2024
Sheila Hooda Director

/s/ THOMAS J. MCINERNEY	February 16, 2024
Thomas J. McInerney Director

/s/ ROBERT P. RESTREPO JR.	February 16, 2024
Robert P. Restrepo Jr. Director

/s/ DEBRA W. STILL	February 16, 2024
Debra W. Still Director

/s/ WESTLEY V. THOMPSON	February 16, 2024
Westley V. Thompson Director

/s/ JEROME T. UPTON	February 16, 2024
Jerome T. Upton Director

/s/ ANNE G. WALESKI	February 16, 2024
Anne G. Waleski Director